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                                                                      EXHIBIT 1


                          JOINT FILING AGREEMENT


                  Each of the undersigned acknowledges and agrees that the foregoing statement on Schedule 13D is filed on behalf of the undersigned and that all subsequent amendments to this statement on Schedule 13D shall be filed on behalf of the undersigned without the necessity of filing additional joint acquisition statements. Each of the undersigned acknowledges that it shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the other, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

Dated as of this 26th day of February, 1999.

OAKTREE CAPITAL MANAGEMENT, LLC


By:  KENNETH LIANG
     -------------------------------------
     Kenneth Liang
     Managing Director and General Counsel



OCM OPPORTUNITIES FUND II, L.P.


By:  KENNETH LIANG
     -------------------------------------
     Kenneth Liang
     Managing Director and General Counsel
     of Oaktree Capital Management, LLC,
     general partner of OCM Opportunities
     Fund II, L.P.



OCM PRINCIPAL OPPORTUNITIES FUND, L.P.


By:  KENNETH LIANG
     -------------------------------------
     Kenneth Liang
     Managing Director and General Counsel
     of Oaktree Capital Management, LLC,
     general partner of OCM Principal
     Opportunities Fund, L.P.